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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                             CURRENT REPORT Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of report (Date of earliest event reported)  November 10, 2004
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                             Barneys New York, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

       0-26229                                            13-4040818
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(Commission File Number)                       (IRS Employer Identification No.)

     575 Fifth Avenue, New York, NY                                     10017
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(Address of Principal Executive Offices)                              (Zip Code)

                                 (212) 339-7300
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              (Registrant's Telephone Number, Including Area Code)

                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 1.01.  Entry into a Material Definitive Agreement.

     Barneys New York, Inc., a Delaware corporation (the "Company"), has entered into an Agreement and Plan of Merger, dated as of November 10, 2004, by and among Jones Apparel Group, Inc., a Pennsylvania corporation ("Jones"), Flintstone Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Jones ("Merger Sub"), and the Company (the "Merger Agreement"), providing for the merger of Merger Sub with and into the Company (the "Merger"), with the Company continuing as the surviving corporation. The Company's Board of Directors has approved the Merger and the Merger Agreement.

     Pursuant to the terms of the Merger Agreement, upon consummation of the Merger, each holder of the Company's common stock will be entitled to receive $19 per share in cash (without interest) and each holder of the Company's preferred stock will be entitled to receive $154.375 per share in cash (without interest), based upon the 8.125 to 1 conversion ratio for such shares. The total cash consideration to be paid to the Company's stockholders is approximately $294.3 million (which includes outstanding common stock, preferred stock, employee stock options, and warrants).

     Consummation of the Merger is subject to customary conditions, including the receipt of requisite regulatory approvals. The Merger is not conditioned upon receipt of financing by Jones.

     In connection with the Merger Agreement, Whippoorwill Associates, Inc. and Bay Harbour Management L.C., the principal stockholders of the Company which together own approximately 75% of the Company's outstanding common stock (together, the "Principal Company Stockholders"), entered into a Stockholders' Agreement, dated as of November 10, 2004 (the "Stockholders' Agreement"), with the Company and Jones pursuant to which each of the Principal Company Stockholders agreed, among other things, to take certain actions in furtherance of the Merger, including directing the execution and delivery of written consents to the adoption of the Merger Agreement and approval of the Merger. As a result, no further stockholder action will be required to adopt the Merger Agreement or approve the Merger, and the Company will not hold a stockholders' meeting in connection with the Merger. The Company will distribute an information statement to its stockholders describing the Merger Agreement and the Merger as promptly as practicable. The Stockholders' Agreement is filed pursuant to Item 9.01. The foregoing description of the Stockholders' Agreement does not purport to be complete and is qualified in its entirety by reference to the Stockholders' Agreement which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

     The Merger Agreement also provides that the Company will agree to make an offer to purchase (the "Tender Offer") all of the outstanding 9.000% Senior Secured Notes due 2008 issued by Barney's, Inc., with a $106 million face amount (the "Senior Notes"), and to solicit from the holders of the Senior Notes consents to proposed amendments to the Indenture relating to the Senior Notes and to certain security documents relating to the Senior Notes. Jones has agreed to fund the purchase of the Senior Notes in the Tender Offer.


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     The Merger Agreement is filed pursuant to Item 9.01. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement which is filed as an Exhibit 2.1 hereto, and is incorporated herein by reference.

     For additional information, reference is made to the press release dated November 11, 2004, which is included as Exhibit 99.1 and is incorporated herein by reference, and the other exhibits filed herewith.

Item 5.01.  Changes in Control of Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(c)    Exhibits.

2.1 Agreement and Plan of Merger, dated as of November 10, 2004, among Barneys New York, Inc., Jones Apparel Group, Inc. and Flintstone Acquisition Corp.

10.1 Stockholders' Agreement, dated as of November 10, 2004, among Barneys New York, Inc., Jones Apparel Group, Inc., Whippoorwill Associates, Inc. and Bay Harbour Management L.C.

99.1   Press Release dated November 11, 2004


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 12, 2004
                                                     BARNEYS NEW YORK, INC.


                                                  By:    /s/ Steven M. Feldman
                                                         -----------------------
                                                         Name: Steven M. Feldman
                                                         Title: EVP and CFO


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                                  EXHIBIT INDEX

Exhibit
  No.                             Description
-------                           -----------

2.1 Agreement and Plan of Merger, dated as of November 10, 2004, among Barneys New York, Inc., Jones Apparel Group, Inc. and Flintstone Acquisition Corp.

10.1 Stockholders' Agreement, dated as of November 10, 2004, among Barneys New York, Inc., Jones Apparel Group, Inc., Whippoorwill Associates, Inc. and Bay Harbour Management L.C.

99.1     Press Release dated November 11, 2004


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